PRESS RELEASE

SecureTech Innovations Engages Marcum Asia as Independent Registered Public Accounting Firm

U.S.-Based PCAOB-Registered Firm Engaged to Strengthen Financial Reporting as SecureTech Scales Operations and Expands Into New Markets

Concurrently, SecureTech has completed a restatement correcting two balance-sheet classification items in prior filings; the corrections do not affect previously reported revenue or cash position

ROSEVILLE, MN – August 5, 2026 – SecureTech Innovations, Inc. (OTCQB: SCTH), a diversified technology holding company advancing artificial intelligence initiatives, industrial 3D printing and manufacturing technologies, and blockchain-based digital infrastructure and assets, today announced two related developments: the engagement of Marcum Asia CPAs LLP (“Marcum Asia”) as its new independent registered public accounting firm and the completion of a restatement correcting two balance-sheet classification items in its prior financial statements. SecureTech expects this engagement to mark the beginning of a long-term relationship with Marcum Asia as the Company continues to grow and enter new markets.

Marcum Asia Engagement

Effective July 31, 2026, Marcum Asia succeeds Gary Cheng CPA Limited (“GCCPA”) as SecureTech's independent auditor. Marcum Asia will conduct quarterly reviews for the periods ended June 30, 2026 and ending September 30, 2026, followed by the audit of SecureTech's fiscal year 2026 financial statements.

As SecureTech scales its U.S. operations alongside its established business in Hong Kong and mainland China (through its subsidiary AI UltraProd), the Company sought an auditor with strong U.S.-based capacity to support both. Marcum Asia's track record with cross-border, U.S.-listed companies made it a natural fit for this next phase, and SecureTech views the engagement as the start of a long-term relationship.

GCCPA served as SecureTech's auditor through a period of substantial growth for the Company and was re-engaged on a limited-scope basis to complete the re-audit and interim reviews tied to the restatement described below, which is now finished. SecureTech thanks GCCPA for its work and for its continued cooperation in making work papers available to Marcum Asia to support a smooth transition.

Restatement

Concurrently with the engagement of Marcum Asia, SecureTech will be filing a Current Report on Form 8-K disclosing two classification corrections to its financial statements for fiscal year 2025 and the interim periods ended June 30, 2025, September 30, 2025, and March 31, 2026:

•A redeemable non-controlling interest in one subsidiary has been reclassified from permanent equity to mezzanine equity, with related accretion.

•Certain accounts receivable have been reclassified from current to non-current assets.

Both are presentation matters — reclassifications on the balance sheet — and do not change the Company's previously reported revenue or cash position. SecureTech identified both issues through its own internal review process, and has already filed the corrected reports: Amendment No. 1 to its Form 10-K for fiscal year 2025, and amended Form 10-Qs for each affected quarter. These filings can be viewed on SEC.gov.

SecureTech is treating this process as a proof point for its financial reporting discipline: internal controls caught the issues, the Company corrected them without prompting, and it is now moving to a larger, U.S.-based audit firm as it prepares to scale its operations in the U.S. This builds on SecureTech's recent nomination of three independent directors to form a fully independent Audit Committee upon SecureTech’s planned Nasdaq listing.

J. Scott Sitra, SecureTech’s President and CEO, stated: “Engaging a U.S.-based PCAOB-registered firm of Marcum Asia’s caliber is an important step as we build toward our planned Nasdaq listing and strengthen our financial reporting across a growing, multinational operating footprint. Equally important, we are committed to getting our financial reporting right and to being fully transparent with our shareholders. We identified these classification matters internally and corrected them — that's the standard we're holding ourselves to. We are grateful to Gary Cheng CPA Limited for their continued cooperation, and we look forward to a productive, long-term relationship with the Marcum Asia team as SecureTech enters its next phase of rapid growth.”

About SecureTech Innovations

SecureTech Innovations, Inc. (OTCQB: SCTH) is a diversified technology holding company whose subsidiaries operate across artificial intelligence-driven manufacturing, blockchain-based digital infrastructure and cybersecurity, and patented vehicle security systems. Its portfolio companies include AI UltraProd, which develops AI-powered industrial 3D manufacturing solutions; Piranha Blockchain, which focuses on Web3 security architecture, digital asset infrastructure, and cybersecurity systems; and Top Kontrol, which holds patented vehicle anti-theft and anti-carjacking technology. SecureTech’s mission is to deliver practical, transformative technologies that improve safety, automation, and digital resilience across multiple industries.

For further information, visit our websites:

securetechinnovations.com | aiultraprod.com | piranhablockchain.com | topkontrol.com

Disclaimer & Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and may include, but are not limited to, statements regarding SecureTech’s plans to seek listing on the Nasdaq Capital Market, AI UltraProd’s planned U.S. projects and anticipated contribution of U.S. operations to consolidated results, SecureTech’s expectations regarding its relationship with Marcum Asia, and SecureTech’s business and strategic outlook. These statements are often identified by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately,” and similar expressions. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results, events, or circumstances to differ materially from those expressed or implied, including the risk that SecureTech’s Nasdaq listing application may not be approved, that required regulatory approvals may not be obtained, that anticipated U.S. operations may be delayed or may not materialize as expected, that SecureTech’s relationship with Marcum Asia may not continue as currently anticipated, and other risks described in SecureTech’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of SecureTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. SecureTech’s SEC filings are available at www.sec.gov. SecureTech undertakes no obligation to update any forward-looking statement to reflect new information, future events, or otherwise, except as required by applicable law.

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Media Contact

SecureTech Innovations, Inc.

Email: ir@securetechinnovations.com

Phone: (651) 317-8990

Website: www.securetechinnovations.com